EXHIBIT 23.3
                                                                    ------------





                                [KPMG Letterhead]





INDEPENDENT AUDITORS'S CONSENT



We consent to the incorporation by reference in this Amendment No.1 to Registration Statement No. 333-66879 of Borg-Warner Automotive, Inc. of our report dated April 24,1998 incorporated by reference in the Annual Report on Form 10-K of Borg-Warner Automotive, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.





                                                      /s/   KPMG

Tokyo, Japan
January 28, 1999